Exhibit 99.1

NEWS RELEASE

NOVAGOLD Announces Election of Directors and Voting Results from
Annual Shareholder Meeting

June 11, 2014 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today announced the detailed voting results on matters considered at its Annual and Special Meeting of Shareholders held on June 5, 2014 (the “Meeting”). A total of 256,344,599 or 80.79% of the Company’s issued and outstanding shares were represented and voted at the Meeting. The following nominees, as listed in NOVAGOLD’s Management Information Circular, were re-elected as directors of the Company:

Director	Shares Voted For	Percentage of Shares Voted For	Shares Withheld	Percentage of Shares Voted to Withhold
Sharon Dowdall	184,451,829	99.38	1,151,774	0.62
Dr. Marc Faber	184,272,679	99.28	1,330,924	0.72
Dr. Thomas Kaplan	183,155,168	98.68	2,448,435	1.32
Gregory Lang	184,088,298	99.18	1,515,305	0.82
Gillyeard Leathley	178,920,626	96.40	6,682,977	3.60
Igor Levental	184,251,487	99.27	1,352,116	0.73
Kalidas Madhavpeddi	184,273,254	99.28	1,330,349	0.72
Gerald McConnell	174,088,413	93.80	11,515,189	6.20
Clynton Nauman	184,310,003	99.30	1,293,600	0.70
Rick Van Nieuwenhuyse	170,452,779	91.84	15,150,823	8.16
Anthony Walsh	180,226,510	97.10	5,377,093	2.90

NOVAGOLD also announced that the Shareholders approved the amendment and restatement of the Company’s following equity compensation plans: the Stock Award Plan (170,223,272 or 91.72% For and 15,357,380 or 8.28% Against), the Performance Share Unit Plan (172,330,686 or 92.86% For and 13,252,170 or 7.14% Against), and the Deferred Share Unit Plan (181,054,749 or 97.57% For and 4,512,919 or 2.43% Against). In addition, the majority of Shareholders were in favor of the Executive Compensation Resolution (177,200,537 or 95.49% For and 8,363,732 or 4.51% Against).  Shareholders also indicated their preference for holding an annual Non-Binding Vote on Executive Compensation (180,025,067 or 97.00% favored an annual vote, 699,951 or 0.38% favored a biennial vote, and 3,890,124 or 2.10% voted for a triennial vote). Finally, NOVAGOLD is pleased to announce that the Shareholders have overwhelmingly approved the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors.

Following the Meeting, the NOVAGOLD Board approved committee assignments, which remain the same, except that Anthony P. Walsh replaces Gerald J. McConnell as a member of the Compensation Committee.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than one million ounces per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years.  NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study, once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC.  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD's future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD's interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; intended use of proceeds; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD's Annual Report filed on Form 10-K for the year-ended November 30, 2013 with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.s are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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